SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2019

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

First Financial Northwest, Inc. (the “Company”), the holding company of First Financial Northwest Bank (the “Bank”), is reporting the termination of employment of Randy T. Riffle, formerly the Bank's Executive Vice President and Chief Credit Officer.  The Bank has appointed Simon Soh to serve as Chief Credit Officer on an interim basis while the Bank conducts an executive search for Mr. Riffle’s replacement.  Mr. Soh currently serves as Senior Vice President and Chief Lending Officer of the Bank.

Mr. Riffle’s employment with the Bank will terminate as of November 8, 2019 (the “Separation Date”).  In connection with Mr. Riffle’s departure, pursuant to his Involuntary Termination Agreement, the Bank will pay or provide to Mr. Riffle: (1) his annual base salary through his Separation Date; (2) an amount equal to $250,000 or one times his annual base salary determined as of his Separation Date, which will be paid ratably over the one year period following his Separation Date (the “One-Year Period”); (3) the prorated portion of Mr. Riffle's incentive and bonus payments, which also will be paid ratably over the One-Year Period; and (4) for the One-Year Period, Mr. Riffle will be provided, at the Bank’s expense, the medical, dental, vision and disability benefits that he and his eligible dependents would have received had he continued employment (or a cash equivalent if the benefit is not available, which would be paid for the remainder of the One-Year Period).  These payments are conditioned on Mr. Riffle signing a release.

Pursuant to the Involuntary Termination Agreement, Mr. Riffle is subject to non-solicitation, non-raiding and nondisclosure covenants.

The foregoing description is a summary of the relevant terms of the Involuntary Termination Agreement and is qualified in its entirety by reference to the full text of the Involuntary Termination Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K January 3, 2019 and is incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: November 8, 2019	By: /s/Joseph W. Kiley III
Joseph W. Kiley III
President and Chief Executive Officer